SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 24, 2020

Northwest Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34582	27-0950358
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

100 Liberty Street	Warren	Pennsylvania	16365
(Address of principal executive office)			(Zip code)
 Registrant’s telephone number, including area code:        (814) 726-2140
 (Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, 0.01 Par Value	NWBI	NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by a check mark whether the registrant is an emerging growth company as defined in rule 405 of the Securities Act of 1933 ( § 230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets

On April 24, 2020, Northwest Bancshares, Inc. (the “Company”), the holding company for Northwest Bank, completed its merger with MutualFirst Financial, Inc., (“MutualFirst Financial”). Pursuant to an Agreement and Plan of Merger by and between the Company and MutualFirst Financial, dated October 29, 2019 (the “Merger Agreement”), MutualFirst Financial merged with and into the Company and MutualFirst Financial’s wholly owned subsidiary, MutualBank, merged with and into the Company’s wholly owned subsidiary, Northwest Bank.
Under the terms of the Merger Agreement, each share of common stock of MutualFirst Financial has been converted into 2.4 shares of the Company’s common stock, for a total consideration valued at approximately $213.4 million.
Cash will also be paid in lieu of fractional shares at a rate of $10.71 per whole share of Company common stock a MutualFirst Financial shareholder would be entitled to receive.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, as filed as an appendix to the Company’s definitive proxy statement/prospectus filed with the Securities and Exchange Commission on October 29, 2019.
A copy of the press release announcing the consummation of the merger is filed herewith as Exhibit 99.1.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Merger Agreement, dated October 29, 2019, Wilbur Davis, former director of MutualFirst Financial, was appointed to the Company's Board of Directors.

No determination has been made as to any board committees on which Mr. Davis may serve. Mr. Davis is not a party to a transaction with the Company or Northwest Bank which would require disclosure under 404(a) of Regulation S-K. Mr. Davis will be eligible to participate in any compensation and benefit plans applicable to directors of the Company and Northwest Bank.

Item 9.01                                           Financial Statements and Exhibits

(a)     Financial statements of business acquired. Not applicable

(b)     Pro forma financial information. Not applicable

(c)     Shell company transactions. Not applicable

(d)     Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of October 29, 2019 by and between Northwest Bancshares, Inc. and MutualFirst Financial, Inc.
99.1	Press release dated April 24, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.

DATE:	April 24, 2020	By:	/s/ William W. Harvey, Jr.
William W. Harvey, Jr.
Chief Financial Officer